Exhibit 99.1

REVA’s 12-Month Data from RESTORE Trial

and ReZolve2 Program Update

San Diego, California and Sydney, Australia (Tuesday, 21 May 2013, AEST) – At the Paris Course on Revascularization (“EuroPCR”) being held this week in Paris, France, REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) released 12-month data on a subset of patients enrolled in the RESTORE clinical trial. The RESTORE trial is evaluating the safety and performance of the first-generation ReZolve® sirolimus-eluting bioresorbable coronary scaffold, which was implanted in 22 patients between December 2011 and July 2012.

In an analysis of patients that completed 12-month angiographic follow-up to-date (8 of 22), imaging results demonstrated a mean in-stent late lumen loss (“late loss”) of 0.20 mm. A finding of 0.20 mm means there was very little change in the lumen area between the time of treatment when blood flow was restored and the time of follow-up. Permanent drug-eluting stents have historically exhibited late loss values in the range of 0.20 mm to 0.40 mm, which has generally corresponded to positive long-term outcomes.

Commenting on the results, principal investigator Dr. Alexandre Abizaid, Director of Invasive Cardiology at the Instituto Dante Pazzanese de Cardiologia in Sao Paulo, Brazil, stated, “The 12-month late loss demonstrated to-date with the ReZolve scaffold is well within the range of safety and performance of drug-eluting metal stents and bioresorbable scaffolds that are used today. This preliminary analysis is very encouraging as it indicates that the ReZolve scaffold has the potential to successfully treat coronary artery disease, with the added benefit of resorbing from the body over time, allowing the artery to return to its natural function.”

Since REVA’s most recent report of clinical data, which included an analysis of all patients through a six-month follow-up, two additional patients were retreated for focal in-stent restenosis, or renarrowing of the artery at the implant site, and an additional patient died from unknown causes. “We learned a great deal from this initial trial,” commented REVA’s Chairman and CEO, Bob Stockman. “The low late lumen loss is a very positive indication of the effectiveness of the ReZolve product platform, and we remain very encouraged by this result. The adverse clinical events relating to restenosis occurred in patients that were enrolled in the early stages of the study; the learning from these early cases led to improved lesion preparation techniques for optimal bioresorbable scaffold placement, as well as design enhancements in REVA’s commercial product, ReZolve2, which began clinical enrollment earlier this year.”

ReZolve2 is a lower profile and sheathless version of the first-generation ReZolve scaffold that offers significantly improved deliverability and an approximate 30% increase in scaffold strength to provide increased support to significant coronary artery lesions before being resorbed by the body. REVA began implanting ReZolve2 in patients in March 2013. The initial three clinical sites enrolled eight patients during the first month of the study; enrollment with ReZolve2 will expand to approximately 30 clinical centers, including additional sites in Australia, Germany, and New Zealand. REVA expects to enroll 125 patients with ReZolve2 by September of this year to provide the data needed to apply for European CE Marking, which will allow for commercial sales in Europe and other countries that recognize the mark.

Physicians have been pleased with the improved deliverability of ReZolve2 and have successfully implanted the scaffold using both the traditional femoral and the increasingly common radial approach, which delivers the scaffold through an artery in the arm.

Prof. Dr. med. Norbert Frey, Chief of the Department of Cardiology at the University of Kiel in Germany, was the first physician in Germany to implant the ReZolve2 scaffold. “We have been pleased with the procedural outcomes in our first cases using the ReZolve2 scaffold. The improved deliverability has allowed us to expand the number of patients that are eligible to participate in the study and we look forward to enrolling additional patients with this newest bioresorbable scaffold.”

At EuroPCR, REVA presented a scientific poster, REVA RESTORE Trial: Interim 12-Month Clinical Results of the ReZolve Bioresorbable Scaffold and ReZolve2 Clinical Program Update, which provided additional details regarding REVA’s clinical trial results to date. A copy of the poster is attached hereto and is also available on REVA’s website at www.revamedical.com.

About REVA

REVA is a development stage medical device company incorporated in Delaware, USA, that is focused on the development and eventual commercialization of its proprietary bioresorbable stent products. The ReZolve® product family, which is in a clinical study phase, combines REVA’s proprietary stent design with a proprietary polymer that is metabolized and cleared from the body. REVA’s anticipated commercial product, the ReZolve2 scaffold, is designed to offer full x-ray visibility, clinically relevant sizing, and a controlled and safe resorption rate. In addition, by early encapsulation of the stent in the artery tissue coupled with the loss of scaffold structure over time, the ReZolve2 scaffold may reduce the incidence of late forming blood clots or otherwise reduce long-term disease progression, potential benefits of bioresorbable scaffolds that have yet to be proven. REVA will require clinical results and regulatory approval before it can begin selling the ReZolve2 scaffold.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain the regulatory approvals required to market our ReZolve® scaffold, our ability to timely and successfully complete our clinical trials, our ability to protect our intellectual property position, our ability to commercialize our products if and when approved, our ability to develop and commercialize new products, and our estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, which risks and uncertainties are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on 28 February 2013. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States Investor and Media Enquiries: Cheryl Liberatore Director, Investor Relations and Marketing REVA Medical, Inc. +1 858 966-3045	Australia Investor Enquiries: Kim Jacobs Inteq Limited +61 2 9231 3322 Media Enquiries: Haley Price or Rebecca Wilson Buchan Consulting +61 3 9866 4722

REVA RESTORE TRIAL

Interim 12-Month Clinical Results of the *ReZolve*® Bioresorbable Scaffold and *ReZolve2* Clinical Program Update

J. Anderson, A. Abizaid, J. Brachmann, D. Dudek, N. Frey, M. Heigert, M. Lutz, A. Schmermund

REVA
designs that disappear

RESTORE Pilot Study

Goal: To evaluate the safety of the *ReZolve* sirolimus-eluting bioresorbable coronary scaffold, which includes incorporation of a novel slide & lock expansion technology and a bioresorbable stent material that is a polycarbonate co-polymer of tyrosine analogs, in patients with single de novo coronary artery lesions.

ReZolve Unique Design
Slide & Lock Non-Deforming Design



- Preserves material strength during expansion
- 3.0 mm device expandable from 2.75 mm to 3.9 mm
- Minimal to zero recoil
- Traditional direct inflation to intended deployment pressure
- Can be post-dilated to accommodate vessel anatomy

ReZolve Polymer Material
Tyrosine-Derived Polycarbonate

- Developed for scaffold performance
- Radiopaque for standard x-ray imaging
- Biocompatible
- Base material also used as drug carrier for seamless coating layer
- MRI/CT compatible



Radiopacity of the ReZolve scaffold shortly after implant in a porcine animal model

RESTORE Pilot Study Details

- Initiated December 2011
  - *ReZolve* enrollment completed July 2012
  - 26 patients enrolled / 22 patients implanted with *ReZolve*
  - Sites in Brazil and Europe
  - Global Principal Investigator: Dr. Alexandre Abizaid, São Paulo, Brazil
- Primary endpoints:
  - Freedom from ischemic-driven target lesion revascularization at 6 months
  - Quantitative measurements at 12 months (QCA/IVUS)
- All patients are now beyond 6 months
- Nine patients have completed angiographic evaluation at 12 months

Note: ReZolve is a 7FR compatible sheathed system.

Preliminary Baseline Characteristics (n=25)	
Patient Age (average years)	61
Male	76.0%
Diabetes	36.0%
Current/Former Smoker	48.0%
Hypertension (requiring medication)	79.2%
Hyperlipidemia (requiring medication)	79.2%
Prior PCI	40.0%
Prior CABG	0%
Prior MI	36.0%
LVEF	59.0%

Preliminary Angiographic Characteristics	
Baseline Characteristics	(n=24)
RVD (mm)	2.72 ± 0.24
MLD (mm)	0.83 ± 0.43
% DS	70.0%
Lesion Length (mm)	11.1 ± 3.38

Target Vessel, % (n)


RCA
41.7%
(10)
LAD
45.8%
(11)
LCX
12.5%
(3)

Lesion Class, % (n)


B2
16.7%
(4)
A
20.8%
(5)
C
4.2%
(1)
B1
58.3%
(14)

Acute Procedural Outcomes		
Technical Success(1)	85%	(n=26)
Acute Procedure Success(2)	100%	(n=22)
Clinical Procedure Success(3)	100%	(n=22)

(1) Technical Success defined as successful delivery and deployment of the device. Four devices not delivered primarily due to profile.

(2) Acute Procedure Success defined as technical success with residual stenosis < 20%. Estimated average pre-treatment stenosis = 70%.

(3) Clinical Procedure Success defined as acute procedure success without the occurrence of MACE through 30 days.

Preliminary Angiographic Outcomes	
Follow-up Analysis	Post-Procedure (n=21) 12 Months (n=8)*
RVD (mm)	
Post-Procedure	2.94 ± 0.30
At 12 Months	2.95 ± 0.30
MLD (mm)	
Post-Procedure	2.62 ± 0.31
At 12 Months	2.40 ± 0.52
% DS	
Post-Procedure	10.56 ± 8.73
At 12 Months	18.60 ± 17.2
Acute Recoil (%)	**3.79 ± 6.69**
Late Lumen Loss (mm)	**0.20 ± 0.19**

*Excludes one patient reported in MACE data

Preliminary MACE Data		
30- and 90-Day Results	0 MACE Events	(n=22)
6-Month Results	1 study-related TLR(1)	(n=22)
12-Month Preliminary Results	2 study-related TLRs and 1 death(2)	(n=13)

(1) One additional TLR directly related to protocol deviation at implant

(2) Patient completed 6-month follow-up with negative stress test

12-Month Angiographic Follow-Up
Vessel patent at 12 months



Baseline/Pre-Implant



Post-Implant



12-Month Follow-Up



ReZolve Scaffold Radiopacity

RESTORE Pilot Study Summary

- Scaffold achieved excellent acute lumen gain
- Low late lumen loss demonstrated in initial subset of patients
- Profile reduction required for commercial product
- Learning from this clinical trial incorporated into *ReZolve2* program

ReZolve2 Clinical Program Update

ReZolve2 Scaffold
Commercial Platform

- Maintains all the benefits of *ReZolve*
  - Fully radiopaque
  - Large expansion range
  - Traditional direct inflation
- *Plus*
  - Lower profile (6 French compatible)
  - No sheath
  - Approximate 30% increase in radial strength



ReZolve (1.83 mm undeployed)



ReZolve2 (1.52 mm undeployed)

ReZolve2 Clinical Program Details

- Prospective single arm study
- Target enrollment of 125 patients
- Treatment range of 2.75 mm to 3.3 mm
- Lesion length ≤ 14 mm
- Up to 30 clinical centers
  - Australia, Brazil, Europe (Germany, Poland, Slovenia) and New Zealand
- Primary endpoints
  - An assessment of MACE at 6 and 12 months
  - Late lumen loss at 9 months

ReZolve2 Scaffold
Patient Implant (Radial Delivery)



Baseline/Pre-Implant



Post-Implant

Patient Implant (Femoral Delivery)



OCT at Implant

ReZolve2 Clinical Program Status

- Patient enrollment initiated March 2013
- Eight patients have been implanted with *ReZolve2* scaffolds through April
- 100% acute success with both femoral and radial access
- Anticipated enrollment completion September 2013